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OPAL FUELS LLC

Interim Services Agreement
This Interim Services Agreement (“Agreement”) is made as of October 12, 2023 (the “Effective Date”) by and between OPAL Fuels LLC, a Delaware limited liability company (the “Company”) and Fortistar Services 2 LLC, a Delaware limited liability company (the “Service Provider”).
W I T N E S S E T H
WHEREAS, the Company and the Service Provider are parties to that certain Administrative Services Agreement, dated as of December 31, 2020 (the “Administrative Services Agreement”), pursuant to which the Service Provider from time to time provides administrative and other services to the Company and OPAL Fuels Inc., a Delaware corporation and the parent company of the Company (the “Corporation” and, together with the Company, “OPAL”) and their direct and indirect subsidiaries;
WHEREAS, Ms. Ann Anthony, chief financial officer, principal accounting officer and principal financial officer, has elected to resign from each of those positions, with such resignations being effective as of November 15, 2023;
WHEREAS, the Board of Directors of the Corporation (the “Board”) desires to appoint Mr. Scott Contino, the current chief financial officer of Fortistar LLC, the ultimate parent of the Service Provider, as the interim chief financial officer, interim principal accounting officer and interim principal financial officer (the “CFO Services”), in each case until suitable permanent candidate for these roles are identified and appointed by the Board;
WHEREAS, the parties hereto desire to provide for Mr. Contino’s appointment to the aforementioned roles pursuant to the terms of the Administrative Services Agreement, provided, however, that the parties desire to modify the fees payable by the Company to the Service Provider in connection with the CFO Services, as provided in this Agreement.
NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereby agree as follows:
1.Adoption of Terms. Except as expressly provided for herein, this Agreement adopts and incorporates herein the terms of the Administrative Services Agreement in their entirety.
2.Payments; Expenses
The Parties agree that until such time as a permanent CFO is hired by the Company, the Service Provider shall make Mr. Contino available to provide the CFO Services. The parties hereto agree that as compensation for the performance of the CFO Services, the Company hereby agrees to the pay the Service Provider, in cash, the hourly rate provided for in the Administrative Services Agreement, in an amount not to exceed $50,000 per month, on a cumulative basis, for so long as Mr. Contino continues to provide CFO Services; provided however that such amount shall be increased by the greater of the annual increase in the Consumer Price Index for All Urban Consumers, or three (3%) percent annually, effective as of January 1st of each year of this Agreement. The Service Provider shall remain solely responsible to pay Mr. Contino his salary, all payroll taxes associated

Execution Version
therewith and any bonuses or other compensation and benefits associated with Mr. Contino’s employment.
(a)Expenses. In addition to the compensation set forth in Section 1(a) herein, the Company shall reimburse the Service Provider for third-party expenses reasonably incurred in connection with the performance of the CFO Services including, if any, reasonable out-of-pocket travel and living expenses. All such requests for reimbursement shall be submitted with appropriate documentation.
3.Miscellaneous.
(a)Notices. Any notices under or pursuant to this Agreement shall be in writing and shall be delivered either by personal delivery, by telecopy or similar electronic medium, by nationally recognized overnight courier or by certified or registered mail, return receipt requested, addressed as follows:
If to the Company, to:

OPAL Fuels LLC
One North Lexington Avenue, Suite 1450
White Plains, New York 10601
Attn: General Counsel

If to the Service Provider, to:

Fortistar Services 2 LLC
One North Lexington Avenue, Suite 1450
White Plains, New York 10601
Attn: Notice Officer

With copy to:
Fortistar Services 2 LLC
One North Lexington Avenue, Suite 1450
White Plains, New York 10601
Attn: Chief Financial Officer

or at such other address as the notice addressee affected shall have previously designated by written notice given in the manner herein set forth. Notices shall be deemed given when sent, if sent by telecopy or similar electronic medium with delivery confirmed (conditioned upon the prompt mailing or transmission of the original of such transmission by first-class mail or nationally-recognized overnight courier); when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered or sent by courier; or when receipted for (or upon the date of attempted delivery where delivery is refused or a properly addressed and mailed notice is returned as undeliverable or unclaimed). if sent certified or registered mail.
(b)Headings. The headings of the sections contained in this Agreement are intended for convenience of reference only and in no way define, limit or describe the scope or intent of this Agreement or in any way affect the interpretation of this Agreement.
(c)Entire Agreement. This Agreement (including those provisions of the Administrative Services Agreement incorporated herein) constitutes the entire

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agreement between the parties with respect to the subject matter hereof. Any and all prior understandings are merged herewith and superseded hereby. This Agreement may not be changed, waived, modified or amended except by an instrument in writing signed by the party against whom such change, waiver, modification or amendment is sought to be enforced.
(d)Severability. If any provision of this Agreement is invalid or unenforceable against any person, such provision shall be enforced to the maximum extent permitted by law and shall be deemed reformed accordingly such that the intent of this Agreement can be carried out to the maximum extent possible.
(e)Assignment. This Agreement shall be binding on the parties hereto, their respective successors and assigns; provided, however, that neither party shall assign or delegate its rights, duties or obligations under this Agreement without the prior written consent of the other party; provided further, however, that this Agreement may be assigned as collateral security by the either party, without the other party’s consent, to any lender or financial institution in connection with any debt financing or refinancing obtained or to be obtained by the Company or Service Provider or any of the its respective affiliates.
(f)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written:

OPAL FUELS LLC		FORTISTAR SERVICES 2 LLC
By:	/s/ Jonathan Maurer	By:	/s/ Scott Contino
Name:	Jonathan Maurer	Name:	Scott Contino
Title:	Co-CEO	Title	Chief Financial Officer

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